                                                                     EXHIBIT 4.5

                           IDS SOFTWARE SYSTEMS, INC.

                            STOCK ISSUANCE AGREEMENT

                  AGREEMENT made as of this ____ day of ____________________, _______ by and between IDS Software Systems, Inc., a Delaware corporation, and
_________________________, Participant in the Corporation's 2001 Stock Option/Stock Issuance Plan.

                  All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the attached Appendix.

         A.       PURCHASE OF SHARES

                  1. PURCHASE. Participant hereby purchases _____________ shares of Common Stock (the "Purchased Shares") pursuant to the provisions of the Stock Issuance Program at the purchase price of $_______________ per share (the "Purchase Price").

                  2. PAYMENT. Concurrently with the delivery of this Agreement to the Corporation, Participant shall pay the Purchase Price for the Purchased Shares in cash or cash equivalent and shall deliver a duly-executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit I) with respect to the Purchased Shares.

                  3. STOCKHOLDER RIGHTS. Until such time as the Corporation exercises the Repurchase Right or the First Refusal Right, Participant (or any successor in interest) shall have all stockholder rights (including voting, dividend and liquidation rights) with respect to the Purchased Shares, subject, however, to the transfer restrictions of Articles B and C.

         B.       SECURITIES LAW COMPLIANCE

                  1. RESTRICTED SECURITIES. The Purchased Shares have not been registered under the 1933 Act and are being issued to Participant in reliance upon the exemption from such registration provided by SEC Rule 701 for stock issuances under compensatory benefit plans such as the Plan. Participant hereby confirms that Participant has been informed that the Purchased Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Purchased Shares are first registered under the Federal securities laws or unless an exemption from such registration is available. Accordingly, Participant hereby acknowledges that Participant is prepared to hold the Purchased Shares for an indefinite period and that Participant is aware that SEC Rule 144 issued under the 1933 Act which exempts certain resales of unrestricted securities is not presently available to exempt the resale of the Purchased Shares from the registration requirements of the 1933 Act.

                  2. DISPOSITION OF PURCHASED SHARES. Participant shall make no disposition of the Purchased Shares (other than a Permitted Transfer) unless and until there is compliance with all of the following requirements:

                           (i)      Participant shall have provided the
         Corporation with a written summary of the terms and conditions of the proposed disposition.

                           (ii) Participant shall have complied with all requirements of this Agreement applicable to the disposition of the Purchased Shares.

                           (iii)    Participant shall have provided the
         Corporation with written assurances, in form and substance satisfactory to the Corporation, that (a) the proposed disposition does not require registration of the Purchased Shares under the 1933 Act or (b) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

                           The Corporation shall not be required (i) to transfer
on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this Agreement or (ii) to treat as the owner of the Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

                  3. RESTRICTIVE LEGENDS. The stock certificates for the Purchased Shares shall be endorsed with one or more of the following restrictive legends:

                           "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act, (b) a "no action" letter of the Securities and Exchange Commission with respect to such sale or offer or (c) satisfactory assurances to the Corporation that registration under such Act is not required with respect to such sale or offer."

                           "The shares represented by this certificate are subject to certain repurchase rights and rights of first refusal granted to the Corporation and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement dated _______________, ______, between the Corporation and the registered holder of the shares (or the predecessor in interest to the shares). A copy of such agreement is maintained at the Corporation's principal corporate offices."

         C.       TRANSFER RESTRICTIONS

                  1. RESTRICTION ON TRANSFER. Except for any Permitted Transfer, Participant shall not transfer, assign, encumber or otherwise dispose of any of the Purchased Shares which are subject to the Repurchase Right. In addition, Purchased Shares which are released from the Repurchase Right shall not be transferred, assigned, encumbered or otherwise disposed of in contravention of the First Refusal Right or the Market Stand-Off.

                  2. TRANSFEREE OBLIGATIONS. Each person (other than the Corporation) to whom the Purchased Shares are transferred by means of a Permitted Transfer must, as a

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condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred shares are subject to (i) the Repurchase Right, (ii) the First Refusal Right and (iii) the Market Stand-Off, to the same extent such shares would be so subject if retained by Participant.

                  3.       MARKET STAND-OFF.

                           (a)      In connection with any underwritten public
offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Corporation's initial public offering, Owner shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Purchased Shares without the prior written consent of the Corporation or its underwriters. Such restriction (the "Market Stand-Off") shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Corporation or such underwriters. In no event, however, shall such period exceed one hundred eighty (180) days, and the Market Stand-Off shall in no event be applicable to any underwritten public offering effected more than two (2) years after the effective date of the Corporation's initial public offering.

                           (b)      Owner shall be subject to the Market
Stand-Off provided and only if the officers and directors of the Corporation are also subject to similar restrictions.

                           (c)      Any new, substituted or additional
securities which are by reason of any Recapitalization or Reorganization distributed with respect to the Purchased Shares shall be immediately subject to the Market Stand-Off, to the same extent the Purchased Shares are at such time covered by such provisions.

                           (d)      In order to enforce the Market Stand-Off,
the Corporation may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period.

         D.       REPURCHASE RIGHT

                  1. GRANT. The Corporation is hereby granted the right (the "Repurchase Right"), exercisable at any time during the sixty (60)-day period following the date Participant ceases for any reason to remain in Service, to repurchase at the Purchase Price any or all of the Purchased Shares in which Participant is not, at the time of his or her cessation of Service, vested in accordance with the provisions of the Vesting Schedule set forth in Paragraph D.3 or the special vesting acceleration provisions of Paragraph D.5 (such shares to be hereinafter referred to as the "Unvested Shares").

                  2. EXERCISE OF THE REPURCHASE RIGHT. The Repurchase Right shall be exercisable by written notice delivered to each Owner of the Unvested Shares prior to the expiration of the sixty (60)-day exercise period. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of such notice. The certificates representing the Unvested Shares to be repurchased shall be delivered to the Corporation on the closing date specified for the repurchase. Concurrently with the receipt of such stock certificates, the Corporation shall pay to Owner, in cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the Purchase Price previously paid for the Unvested Shares which are to be repurchased from Owner.

                  3. TERMINATION OF THE REPURCHASE RIGHT. The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under Paragraph D.2. In addition, the Repurchase Right shall terminate and cease to be exercisable with respect to any and all Purchased Shares in which Participant vests in accordance with the following Vesting
Schedule:

                           (i) Participant shall vest in twenty-five percent (25%) of the Purchased Shares, and the Repurchase Right shall concurrently lapse with respect to those Purchased Shares, upon Participant's completion of one (1) year of Service measured from _________________, _______.

                           (ii) Participant shall vest in the remaining seventy-five percent (75%) of the Purchased Shares, and the Repurchase Right shall concurrently lapse with respect to those Purchased Shares, in a series of thirty-six (36) successive equal monthly installments upon Participant's completion of each additional month of Service over the thirty-six (36)-month period measured from the date on which the first twenty-five percent (25%) of the Purchased Shares vests hereunder.

                           All Purchased Shares as to which the Repurchase Right
lapses shall, however, remain subject to (i) the First Refusal Right and (ii) the Market Stand-Off.

                  4. RECAPITALIZATION. Any new, substituted or additional securities or other property (including cash paid other than as a regular cash dividend) which is by reason of any Recapitalization distributed with respect to the Purchased Shares shall be immediately subject to the Repurchase Right and any escrow requirements hereunder, but only to the extent the Purchased Shares are at the time covered by such right or escrow requirements. Appropriate adjustments to reflect such distribution shall be made to the number and/or class of Purchased Shares subject to this Agreement and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such Recapitalization upon the Corporation's capital structure; provided, however, that the aggregate purchase price shall remain the same.

                  5.       CORPORATE TRANSACTION.

                           (a)      The Repurchase Right shall automatically
terminate in its entirety, and all the Purchased Shares shall vest in full, immediately prior to the consummation of any Corporate Transaction, except to the extent the Repurchase Right is to be assigned to the successor entity in such Corporate Transaction.

                           (b)      To the extent the Repurchase Right remains
in effect following a Corporate Transaction, such right shall apply to any new securities or other property (including any cash payments) received in exchange for the Purchased Shares in consummation of the

Corporate Transaction, but only to the extent the Purchased Shares are at the time covered by such right. Appropriate adjustments shall be made to the price per share payable upon exercise of the Repurchase Right to reflect the effect of the Corporate Transaction upon the Corporation's capital structure; provided, however, that the aggregate purchase price shall remain the same. The new securities or other property (including any cash payments) issued or distributed with respect to the Purchased Shares in consummation of the Corporate Transaction shall be immediately deposited in escrow with the Corporation (or the successor entity) and shall not be released from escrow until Participant vests in such securities or other property in accordance with the same Vesting
Schedule in effect for the Purchased Shares.

         E.       RIGHT OF FIRST REFUSAL

                  1. GRANT. The Corporation is hereby granted the right of first refusal (the "First Refusal Right"), exercisable in connection with any proposed transfer of the Purchased Shares in which Participant has vested in accordance with the provisions of Article D. For purposes of this Article E, the term "transfer" shall include any sale, assignment, pledge, encumbrance or other disposition of the Purchased Shares intended to be made by Owner, but shall not include any Permitted Transfer.

                  2. NOTICE OF INTENDED DISPOSITION. In the event any Owner of Purchased Shares in which Participant has vested desires to accept a bona fide third-party offer for the transfer of any or all of such shares (the Purchased Shares subject to such offer to be hereinafter referred to as the "Target Shares"), Owner shall promptly (i) deliver to the Corporation written notice (the "Disposition Notice") of the terms of the offer, including the purchase price and the identity of the third-party offeror, and (ii) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in Articles B and C.

                  3. EXERCISE OF THE FIRST REFUSAL RIGHT. The Corporation shall, for a period of twenty-five (25) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares subject to the Disposition Notice upon the same terms as those specified therein or upon such other terms (not materially different from those specified in the Disposition Notice) to which Owner consents. Such right shall be exercisable by delivery of written notice (the "Exercise Notice") to Owner prior to the expiration of the twenty-five (25)-day exercise period. If such right is exercised with respect to all the Target Shares, then the Corporation shall effect the repurchase of such shares, including payment of the purchase price, not more than five (5) business days after delivery of the Exercise Notice; and at such time the certificates representing the Target Shares shall be delivered to the Corporation.

                           Should the purchase price specified in the
Disposition Notice be payable in property other than cash or evidences of indebtedness, the Corporation shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If Owner and the Corporation cannot agree on such cash value within ten (10) days after the Corporation's receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by Owner and the Corporation or, if they cannot agree on an appraiser within twenty (20) days after the Corporation's receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two (2) appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by Owner and the Corporation. The closing shall then be held on the later of (i) the fifth (5th) business day following delivery of the Exercise Notice or (ii) the fifth (5th) business day after such valuation shall have been made.

                  4. NON-EXERCISE OF THE FIRST REFUSAL RIGHT. In the event the Exercise Notice is not given to Owner prior to the expiration of the twenty-five (25)-day exercise period, Owner shall have a period of thirty (30) days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice upon terms (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of Articles B and C. The third-party offeror shall acquire the Target Shares subject to the First Refusal Right and the provisions and restrictions of Article B and Paragraph C.3, and any subsequent disposition of the acquired shares must be effected in compliance with the terms and conditions of such First Refusal Right and the provisions and restrictions of Article B and Paragraph C.3. In the event Owner does not effect such sale or disposition of the Target Shares within the specified thirty (30)-day period, the First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Owner until such right lapses.

                  5. PARTIAL EXERCISE OF THE FIRST REFUSAL RIGHT. In the event the Corporation makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, Owner shall have the option, exercisable by written notice to the Corporation delivered within five (5) business days after Owner's receipt of the Exercise Notice, to effect the sale of the Target Shares pursuant to either of the following alternatives:

                           (i) sale or other disposition of all the Target Shares to the third-party offeror identified in the Disposition Notice, but in full compliance with the requirements of Paragraph E.4, as if the Corporation did not exercise the First Refusal Right; or

                           (ii) sale to the Corporation of the portion of the Target Shares which the Corporation has elected to purchase, such sale to be effected in substantial conformity with the provisions of Paragraph E.3. The First Refusal Right shall continue to be applicable to any subsequent disposition of the remaining Target Shares until such right lapses.

                           Owner's failure to deliver timely notification to the
Corporation shall be deemed to be an election by Owner to sell the Target Shares pursuant to alternative (ii) above.

                  6.       RECAPITALIZATION/REORGANIZATION.

                           (a)      Any new, substituted or additional
securities or other property which is by reason of any Recapitalization distributed with respect to the Purchased Shares shall be immediately subject to the First Refusal Right, but only to the extent the Purchased Shares are at the time covered by such right.

                           (b)      In the event of a Reorganization, the First
Refusal Right shall remain in full force and effect and shall apply to the new capital stock or other property received in exchange for the Purchased Shares in consummation of the Reorganization, but only to the extent the Purchased Shares are at the time covered by such right.

                  7. LAPSE. The First Refusal Right shall lapse upon the earliest to occur of (i) the first date on which shares of the Common Stock are held of record by more than five hundred (500) persons, (ii) a determination made by the Board that a public market exists for the outstanding shares of Common Stock or (iii) a firm commitment underwritten public offering, pursuant to an effective registration statement under the 1933 Act, covering the offer and sale of the Common Stock in the aggregate amount of at least twenty million dollars ($20,000,000). However, the Market Stand-Off shall continue to remain in full force and effect following the lapse of the First Refusal Right.

         F.       SPECIAL TAX ELECTION

                  1. SECTION 83(b) ELECTION. Under Code Section 83, the excess of the Fair Market Value of the Purchased Shares on the date any forfeiture restrictions applicable to such shares lapse over the Purchase Price paid for those shares will be reportable as ordinary income on the lapse date. For this purpose, the term "forfeiture restrictions" includes the right of the Corporation to repurchase the Purchased Shares pursuant to the Repurchase Right. Participant may elect under Code Section 83(b) to be taxed at the time the Purchased Shares are acquired, rather than when and as such Purchased Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of this Agreement. Even if the Fair Market Value of the Purchased Shares on the date of this Agreement equals the Purchase Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future.

                           THE FORM FOR MAKING THIS ELECTION IS ATTACHED AS
EXHIBIT II HERETO. PARTICIPANT UNDERSTANDS THAT FAILURE TO MAKE THIS FILING WITHIN THE APPLICABLE THIRTY (30)-DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME AS THE FORFEITURE RESTRICTIONS LAPSE.

                  2. FILING RESPONSIBILITY. PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT'S SOLE RESPONSIBILITY, AND NOT THE CORPORATION'S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF PARTICIPANT REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

         G.       GENERAL PROVISIONS

                  1. ASSIGNMENT. The Corporation may assign the Repurchase Right and/or the First Refusal Right to any person or entity selected by the Board, including (without limitation) one or more stockholders of the Corporation.

                  2. AT WILL EMPLOYMENT. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant's Service at any time for any reason, with or without cause.

                  3. NOTICES. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph to all other parties to this Agreement.

                  4. NO WAIVER. The failure of the Corporation in any instance to exercise the Repurchase Right or the First Refusal Right shall not constitute a waiver of any other repurchase rights and/or rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and Participant. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

                  5. CANCELLATION OF SHARES. If the Corporation shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Corporation shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

         H.       MISCELLANEOUS PROVISIONS

                  1. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without resort to that State's conflict-of-laws rules.

                  2. PARTICIPANT UNDERTAKING. Participant hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Participant or the Purchased Shares pursuant to the provisions of this Agreement.

                  3. AGREEMENT IS ENTIRE CONTRACT. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan.

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

                  4. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  5. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon Participant, Participant's assigns and the legal representatives, heirs and legatees of Participant's estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                                           IDS SOFTWARE SYSTEMS, INC.

                                           By:      ____________________________

                                           Title:   ____________________________

                                           Address: ____________________________

                                                    ____________________________

                                                    ____________________________
                                                           PARTICIPANT

                                           Address: ____________________________

                                                    ____________________________

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

                             SPOUSAL ACKNOWLEDGMENT

                  The undersigned spouse of Participant has read and hereby approves the foregoing Stock Issuance Agreement. In consideration of the Corporation's granting Participant the right to acquire the Purchased Shares in accordance with the terms of such Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms of such Agreement, including (without limitation) the right of the Corporation (or its assigns) to purchase any Purchased Shares in which Participant is not vested at the time of his or her cessation of Service.

                                                    ____________________________
                                                        PARTICIPANT'S SPOUSE

                                           Address: ____________________________

                                                    ____________________________

                                    EXHIBIT I

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

                  FOR VALUE RECEIVED ______________ hereby sell(s), assign(s) and transfer(s) unto IDS Software Systems, Inc. (the "Corporation"), _______________________ (______) shares of the Common Stock of the Corporation standing in his or her name on the books of the Corporation represented by Certificate No. ___________________ herewith and do(es) hereby irrevocably constitute and appoint __________________________ Attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated: __________________

                                     Signature__________________________________

INSTRUCTION: Please do not fill in any blanks other than the signature line. Please sign exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the Corporation to exercise the Repurchase Right without requiring additional signatures on the part of Participant.

                                   EXHIBIT II

                           SECTION 83(b) TAX ELECTION

                           SECTION 83(b) TAX ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)      The taxpayer who performed the services is:

         Name:
         Address:
         Taxpayer Ident. No.:

(2) The property with respect to which the election is being made is _________ shares of the common stock of IDS Software Systems, Inc.

(3)      The property was issued on __________________, _____.

(4) The taxable year in which the election is being made is the calendar year ________.

(5) The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if for any reason taxpayer's service with the issuer terminates. The issuer's repurchase right will lapse in a series of annual and monthly installments over a four (4)-year period ending on _______________, 200__.

(6) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $_____ per share.

(7)      The amount paid for such property is $_________ per share.

(8) A copy of this statement was furnished to IDS Software Systems, Inc. for whom taxpayer rendered the services underlying the transfer of property.

(9)      This statement is executed on ___________________, _______.

_____________________________               ____________________________________
Spouse (if any)                             Taxpayer

This election must be filed with the Internal Revenue Service Center with which taxpayer files his or her Federal income tax returns and must be made within thirty (30) days after the execution date of the Stock Issuance Agreement. This filing should be made by registered or certified mail, return receipt requested. Participant must retain two (2) copies of the completed form for filing with his or her Federal and state tax returns for the current tax year and an additional copy for his or her records.

                                   EXHIBIT III

                      2001 STOCK OPTION/STOCK ISSUANCE PLAN

                                    APPENDIX

                  The following definitions shall be in effect under the
Agreement:

         A.       AGREEMENT shall mean this Stock Issuance Agreement.

         B.       BOARD shall mean the Corporation's Board of Directors.

         C.       CODE shall mean the Internal Revenue Code of 1986, as amended.

         D.       COMMON STOCK shall mean the Corporation's common stock.

         E. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions:

                           (i)      a merger, consolidation or other
         reorganization approved by the Corporation's stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation's outstanding voting securities immediately prior to such transaction, or

                           (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

         F. CORPORATION shall mean IDS Software Systems, Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of IDS Software Systems, Inc. which shall by appropriate action adopt the Plan.

         G. DISPOSITION NOTICE shall have the meaning assigned to such term in Paragraph E.2.

         H. EXERCISE NOTICE shall have the meaning assigned to such term in Paragraph E.3.

         I. FAIR MARKET VALUE of a share of Common Stock on any relevant date, prior to the initial public offering of the Common Stock, shall be determined by the Plan Administrator after taking into account such factors as it shall deem appropriate.

         J. FIRST REFUSAL RIGHT shall have the meaning assigned to such term in Article E.

         K. MARKET STAND-OFF shall mean the market stand-off restriction specified in Paragraph C.4.

         L.       1933 ACT shall mean the Securities Act of 1933, as amended.

         M. OWNER shall mean Participant and all subsequent holders of the Purchased Shares who derive their chain of ownership through a Permitted Transfer from Participant.

         N. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         O. PARTICIPANT shall mean the person to whom shares are issued under the Stock Issuance Program.

         P. PERMITTED TRANSFER shall mean (i) a gratuitous transfer of the Purchased Shares, provided and only if Participant obtains the Corporation's prior written consent to such transfer, (ii) a transfer of title to the Purchased Shares effected pursuant to Participant's will or the laws of inheritance following Participant's death or (iii) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by Participant in connection with the acquisition of the Purchased Shares.

         Q. PLAN shall mean the Corporation's 2001 Stock Option/Stock Issuance Plan attached hereto as Exhibit III.

         R. PLAN ADMINISTRATOR shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

         S. PURCHASE PRICE shall have the meaning assigned to such term in Paragraph A.1.

         T. PURCHASED SHARES shall have the meaning assigned to such term in Paragraph A.1.

         U. RECAPITALIZATION shall mean any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Corporation's outstanding Common Stock as a class without the Corporation's receipt of consideration.

         V.       REORGANIZATION shall mean any of the following transactions:

                           (i) a merger or consolidation in which the Corporation is not the surviving entity,

                           (ii) a sale, transfer or other disposition of all or substantially all of the Corporation's assets,

                           (iii) a reverse merger in which the Corporation is the surviving entity but in which the Corporation's outstanding voting securities are transferred in whole or in part to a person or persons different from the persons holding those securities immediately prior to the merger, or

                           (iv) any transaction effected primarily to change the state in which the Corporation is incorporated or to create a holding company structure.

         W. REPURCHASE RIGHT shall mean the right granted to the Corporation in accordance with Article D.

         X.       SEC shall mean the Securities and Exchange Commission.

         Y. SERVICE shall mean the Participant's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, a non-employee member of the board of directors or an independent consultant.

         Z. STOCK ISSUANCE PROGRAM shall mean the Stock Issuance Program under the Plan.

         AA.      SUBSIDIARY shall mean any corporation (other than the
Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         BB.      TARGET SHARES shall have the meaning assigned to such term in
Paragraph E.2.

         CC.      VESTING SCHEDULE shall mean the vesting schedule specified in
Paragraph D.3 pursuant to which Participant is to vest in the Purchased Shares in a series of installments over the Participant's period of Service.

         DD.      UNVESTED SHARES shall have the meaning assigned to such term in Paragraph D.1.

                                    ADDENDUM
                                       TO
                            STOCK ISSUANCE AGREEMENT

                  The following provisions are hereby incorporated into, and are hereby made a part of, that certain Stock Issuance Agreement (the "Issuance Agreement") by and between IDS Software Systems, Inc. (the "Corporation") and ________________________ ("Participant") evidencing the shares of Common Stock purchased on this date by Participant under the Corporation's 2001 Stock Option/Stock Issuance Plan, and such provisions shall be effective immediately. All capitalized terms in this Addendum, to the extent not otherwise defined herein, shall have the meanings assigned to such terms in the Issuance Agreement.

                        INVOLUNTARY TERMINATION FOLLOWING
                              CORPORATE TRANSACTION

                  1. To the extent the Repurchase Right is assigned to the successor corporation (or parent thereof) in connection with a Corporate Transaction, no accelerated vesting of the Purchased Shares shall occur upon such Corporate Transaction, and the Repurchase Right shall continue to remain in full force and effect in accordance with the provisions of the Issuance Agreement. Participant shall, over his or her period of Service following the Corporate Transaction, continue to vest in the Purchased Shares in one or more installments in accordance with the provisions of the Issuance Agreement. However, upon an Involuntary Termination of Participant's Service within eighteen (18) months following the Corporate Transaction, the Repurchase Right shall terminate automatically, and all the Purchased Shares shall immediately vest in full at that time. Any unvested escrow account maintained on Participant's behalf pursuant to Paragraph D.5 of the Issuance Agreement shall also vest at the time of such Involuntary Termination and shall be paid to Participant promptly thereafter.

                  2. For purposes of this Addendum, the following definitions shall be in effect:

                  An INVOLUNTARY TERMINATION shall mean the termination of Participant's Service by reason of:

                           (a) Participant's involuntary dismissal or discharge by the Corporation for reasons other than for Misconduct, or

                           (b)      Participant's voluntary resignation
         following (A) a change in his or her position with the Corporation (or Parent or Subsidiary employing Participant) which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in Participant's level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based incentive programs) by more than fifteen percent (15%) or (C) a relocation of Participant's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without Participant's consent.

                  MISCONDUCT shall include the termination of Participant's Service by reason of Participant's commission of any act of fraud, embezzlement or dishonesty, any unauthorized use or disclosure by Participant of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Participant adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss Participant or any other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan and this Addendum, to constitute grounds for termination for Misconduct.

                  IN WITNESS WHEREOF, IDS Software Systems, Inc. has caused this Addendum to be executed by its duly-authorized officer as of the Effective Date specified below.

                                    IDS SOFTWARE SYSTEMS, INC.

                                    By: ________________________________________

                                    Title: _____________________________________

EFFECTIVE DATE: _________________, ________

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